UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009 (December 31, 2008)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350 New York, New York 10271
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Entry Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)           Amended and Restated Employment Agreement

In December 2008, the Compensation Committee of the Board of Directors of ACI Worldwide, Inc. (the “Company”) authorized and directed the Company to amend and restate the Employment Agreement dated as of March 5, 2005, and amended by the First Amendment thereto dated as of September 5, 2007, between the Company and Philip G. Heasley (the “Employment Agreement”) to make necessary and appropriate changes to comply with the requirements of Section 409A of the Internal Revenue Code and to make certain other modifications.  On January 7, 2009, the Company and Mr. Heasley entered into an Amended and Restated Employment Agreement (the “Restated Employment Agreement”) which makes the following substantive changes to the original Employment Agreement in addition to the changes made to comply with the requirements of 409A of the Internal Revenue Code: (1) increased Mr. Heasley’s base salary to $575,000 per year; and (2) increased the target annual bonus amount Mr. Heasley will be eligible for under the Company’s Management Incentive Compensation Plan to $575,000.  The Restated Employment Agreement also makes various conforming changes to reflect the fact that certain provisions contained in the initial Employment Agreement are no longer applicable, or have been completed, since Mr. Heasley has been employed by the Company as Chief Executive Officer and President since March 5, 2005.

A copy of the Restated Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

(e)           Form Change In Control Employment Agreement

The Compensation Committee of the Board of Directors of the Company approved a new form of Change In Control Employment Agreement, effective December 31, 2008 (the “Change In Control Agreement”), for certain executive officers (each an “Executive”). Upon execution of the new form of Change In Control Agreement by the Executive party thereto, the new form Change In Control Agreement will replace and supersede the change in control employment agreement in place with the respective Executive and previously filed with the Securities and Exchange Commission on the Company’s Current Report on Form 8-K filed September 7, 2007.  A copy of the new form of Change In Control Agreement is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

The Change In Control Agreement provides that the Company will employ the Executive for a two-year period following a change in control (as defined in the Change In Control Agreement) (the “Employment Period”). During the Employment Period, the Company will (i) pay the Executive a base salary equal to the highest annual rate of base salary paid or payable to the Executive for the 12-month period prior to the change in control, (ii) award the Executive for each fiscal period during the Employment Period total annual and quarterly bonus opportunities equal to at least the Executive’s target annual and quarterly bonus opportunities for the year in which the change in control occurs, and (iii) allow the Executive opportunities to participate in the Company’s incentive, savings and retirement plans to an extent no less favorable than opportunities provided for by the Company in the 120-day period prior to the effective date of any change in control.

The Change In Control Agreement also sets forth the obligations of the Company in the event the Executive’s employment terminates during the Employment Period. The following is a summary of such obligations of the Company.

Termination of Employment Other Than for Cause or by Executive for Good Reason. The Change In Control Agreement provides that if the Company terminates the Executive’s employment other than for cause or the Executive’s death or disability, or the Executive terminates his employment for good reason, the Executive will be entitled to receive from the Company certain payments and benefits. These payments and benefits include (1) the lump sum of (a) the Executive’s unpaid current year annual base salary through the date of termination, a portion of current year bonus based on the current year target annual bonus, pro rated through the date of termination and any accrued and unpaid vacation pay (together, the “Accrued Obligations”), plus (b) two or, in the case of Philip G. Heasley, the Company’s Chief Executive Officer, only, three times, the sum of the annual base salary and target annual bonus; (2) continued participation at the Company’s cost in welfare benefits plans in which the Executive would have been participating, for two or, in the case of Mr. Heasley only, three years, from the date of termination or until the Executive receives equivalent benefits from a subsequent employer, in which case, welfare benefits plans provided pursuant to the Change In Control Agreement shall be secondary to those provided under such other plans during the applicable period of eligibility; (3) outplacement services at the Company’s sole expense not to exceed $50,000; and (4) any unpaid amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Company or the affiliated companies at or subsequent to the date of termination (the “Other Benefits”).

Death. The Change In Control Agreement provides that if the Executive’s employment is terminated by reason of the Executive’s death the Company shall provide the Executive’s estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the Change In Control Agreement.

Disability. The Change In Control Agreement provides that if the Executive’s employment is terminated by reason of the Executive’s disability the Company shall provide the Executive with the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the Change In Control Agreements.

Termination of Employment for Cause or by Executive other than for Good Reason. The Change In Control Agreement provides that if the Executive’s employment is terminated for cause the Company shall provide the Executive with the Executive’s annual base salary through the date of termination, and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the Change In Control Agreement. If the Executive voluntarily terminates employment, excluding a termination for good reason, the Company shall provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the Change In Control Agreements. In addition, the Change In Control Agreements provide that in the event any payment would be subject to excise tax, then the Executive shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and excise tax imposed upon the Gross-Up Payment, but excluding any income taxes and penalties imposed pursuant to Section 409A of the Internal Revenue Code of 1986, as amended the Executive retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the payments.

Item 9.01.	Financial Statements and Exhibits.

10.1	Amended and Restated Employment Agreement between ACI Worldwide, Inc. and Philip G. Heasley dated January 7, 2009

10.2	Form of Change In Control Employment Agreement between ACI Worldwide, Inc. and various executives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

/s/ Dennis P. Byrnes
Dennis P. Byrnes
Senior Vice President

Date: January 7, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amended and Restated Employment Agreement between ACI Worldwide, Inc. and Philip G. Heasley dated January 7, 2009

10.2	Form of Change In Control Employment Agreement between ACI Worldwide, Inc. and various executives